Jaguar Health to Present Initial Results from the Proof-of-Concept Study of Crofelemer for the Rare Diseases Microvillus Inclusion Disease (MVID) and Short Bowel Syndrome with Intestinal Failure (SBS-IF) During an April 30 Investor Webcast

The webcast will review the MVID and SBS-IF patient experience, the impact of crofelemer on disease progression and quality of life in MVID and SBS-IF, and possible expedited regulatory pathways for crofelemer for MVID; Click here to register

There are currently no approved drug treatments for MVID, an ultrarare pediatric disease characterized by severe diarrhea and malabsorption that requires intensive parenteral support for nutritional and fluid management

This data was presented at the Annual ELITE PED-GI Congress by Dr.

Mohamad Miqdady, a recognized leader in pediatric gastroenterology and the primary investigator for this study

SAN FRANCISCO, CA / April 28, 2025 / Jaguar Health, Inc. (NASDAQ:JAGX) (Jaguar) family companies Napo Pharmaceuticals (Napo) and Napo Therapeutics today announced that Jaguar is hosting an investor webcast on Wednesday, April 30, 2025 at 8:30 AM Eastern to review the initial results of the proof-of-concept (POC) investigator-initiated trial (IIT) of a novel liquid formulation of crofelemer, Jaguar’s plant-based anti-secretory prescription drug, in patients with the rare diseases microvillus inclusion disease (MVID) and short bowel syndrome with intestinal failure (SBS-IF) that were presented by Dr. Mohamad Miqdady on April 26, 2025 at the 11th Annual ELITE PED-GI Congress in Abu Dhabi in the United Arab Emirates.

The webcast will include commentary from the following KOLs:

•
Dr. Mohamad Miqdady, a recognized leader in pediatric gastroenterology who is Sheikh Khalifa Medical City’s (SKMC) Division Chief of the Pediatric Gastroenterology, Hepatology & Nutrition Division, and the primary investigator for the ongoing exploratory, single-arm open label non-randomized trial of crofelemer in Abu Dhabi

•
Dr. Christos Tzivinikos, Founder of the Pediatric GI Department at Al Jalila Children’s Specialty Hospital in Dubai, and an Adjunct Clinical Assistant Professor at Mohammed Bin Rashid University of Medicine and Health Sciences in Dubai

•
Pravin Chaturvedi, PhD, Chair of Napo’s and Jaguar’s Scientific Advisory Board (SAB) and Jaguar’s Chief Scientific Officer, who chaired a session at the ELITE PED-GI Congress

To learn more about MVID and SBS-IF, click here to view Jaguar’s current corporate overview presentation.

Participation Instructions for Jaguar Investor Webcast When: Wednesday, April 30, 2025 at 8:30 AM Eastern Time Where: Online

Registration link for conference: Click Here

This study is being conducted at SKMC, a flagship tertiary hospital in the United Arab Emirates and the largest teaching medical center in Abu Dhabi, by Dr. Miqdady, a recognized leader in pediatric gastroenterology who is SKMC’s Division Chief of the Pediatric Gastroenterology, Hepatology & Nutrition Division. He is an American board-certified pediatric GI, hepatology and nutrition professor at Khalifa University in Abu Dhabi, and serves as a member of Napo’s SAB. Dr. Miqdady completed his Fellowship in Pediatric Gastroenterology at Baylor College of Medicine and Texas Children’s Hospital in Houston.

Jaguar is currently supporting three POC IITs, and conducting two placebo-controlled Phase 2 studies, for crofelemer for SBS-IF and/or MVID patients in the United States, European Union, and/or Middle East/North Africa regions. The company’s Phase 2 study to evaluate the efficacy of crofelemer for MVID in pediatric patients has been initiated, as has the company’s Phase 2 study to evaluate the efficacy of crofelemer for SBS-IF in adults. As with the POC IIT of crofelemer in Abu Dhabi in pediatric patients for various CDDs, including SBS-IF or MVID, the independent IIT in the U.S. to evaluate crofelemer for SBS-IF in adults has also begun treating the first patient. The additional IIT is expected to initiate in Q2 2025.

Additional POC results from IITs are expected throughout 2025 and will provide additional preliminary data on the safety and potential effectiveness of crofelemer for these highly unmet clinical needs. In accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions.

The Annual Elite Ped-GI Congress is designed to provide information about high level, clinically significant updates and comprehensive trends relevant to the practice of pediatric gastroenterological, nutrition and liver disorders. Napo was a Bronze-level sponsor of the 2025 Annual ELITE PED-GI Congress.

About Crofelemer

Crofelemer is a novel, oral plant-based prescription medicine purified from the red bark sap, also referred to as “dragon's blood,” of the Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program, under fair trade practices, for crofelemer to ensure a high degree of quality, ecological integrity, and support for indigenous communities.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health/

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com Magdalena Biosciences, visit magdalenabiosciences.com

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Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the company will host an investor webcast on April 30, 2025, Jaguar’s expectation that an additional IIT will initiate in Q2 2025, Jaguar’s expectation that additional POC results from IITs will be available throughout 2025, Jaguar’s expectation that POC results from IITs will provide additional preliminary data on the safety and potential effectiveness of crofelemer for MVID and SBS-IF, and Jaguar’s expectation that, in accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

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